CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated December 14, 1995 on the financial statements of Spectra Fund, Inc. for the period ended October 31, 1995 and to all references to our Firm included in or made a part of the registration statement of Spectra Fund, Inc. filed on Form N-1A (Amendment No. 13), Investment Company Act File No. 811-1743 with the Securities and Exchange Commission.




                                            ARTHUR ANDERSEN LLP


New York, New York
January 30, 1996






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